Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 19, 1999 (except with respect to the matter disclosed in Note 7(b) as to which the date is April 15, 1999) included in this Form 10-K into the Company's previously filed Registration Statement File No.'s 33-3898, 33-3900 and 33-3902.


                                                         /s/ Arthur Andersen LLP


Boston, Massachusetts
April 15, 1999


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